VERTEX ENERGY, INC. 8-K

Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0313572008-7
Barbara K. Cegavske	Filing Number 20222569137
Secretary of State State Of Nevada	Filed On 8/24/2022 8:18:00 AM
	Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Vertex Energy, Inc. Entity or Nevada Business Identification Number (NVID): E0313572008-7
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series A Convertible Preferred St Date of Designation: 12/19/2008 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * The resolution of the Board of Directors authorizing the withdrawal of the certificate of designation is attached.
8. Signature: (Required)	X *[signature]* Signature of Officer Date: 8/23/2022

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019

Approval of withdrawal of Series A Convertible Preferred Stock

WHEREAS, there are no shares of the Company’s Series A Convertible Preferred Stock issued or outstanding (the “Series A Preferred”);

WHEREAS, the Series A Preferred were established by the filing of a Certificate of Designation with the Secretary of State of Nevada on December 19, 2008 (the “Series A Designation”); and

WHEREAS, the Board believes that it is in the best interests of the Company to authorize and approve the filing of a Certificate of Withdrawal with the Secretary of State of Nevada to affect the withdrawal and termination of the Series A Designation, in the form presented to the Board for approval and review, subject to immaterial changes in the discretion of any one or more of the officers of the Company (the “Series A Certificate of Withdrawal”).

NOW THEREFORE BE IT RESOLVED THAT, the withdrawal of the Series A Designation and the filing of the Series A Certificate of Withdrawal with the Secretary of State of Nevada, are hereby approved, confirmed, ratified and acknowledged by the Board; and it is further

RESOLVED, that the withdrawal shall be effectuated in accordance with NRS Section 78.1955; and it is further

RESOLVED, that the Chief Financial Officer of the Company is hereby authorized, directed and empowered to execute on behalf of the Company, the Series A Certificate of Withdrawal, and to undertake all necessary or appropriate actions in connection therewith to effectuate the withdrawal and may take such further actions as are necessary to implement the withdrawal.